UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 3, 2021

i3 Verticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38532	82-4052852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Burton Hills Blvd., Suite 415 Nashville, TN		37215
(Address of principal executive offices)		(Zip Code)
(615) 465-4487
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 Par Value	IIIV	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company.  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.    Other Events.
A Petition was filed on June 2, 2021 in the 19th Judicial District Court, Parish of East Baton Rouge by the State of Louisiana, through the Division of Administration, and the East Baton Rouge Parish Law Enforcement District and other Law Enforcement Districts, on behalf of themselves and as class representatives of a purported class of law enforcement districts in the State of Louisiana against i3-Software & Services, LLC (“S&S”), a subsidiary of i3 Verticals, Inc. (the “Company”) located in Shreveport, Louisiana, the Company, the leader of the S&S business and its former owner. The Petition seeks monetary damages for the cost of network remediation of $15 million, return of their purchase prices, potential additional expenses related to remediation and any obligation to notify parties of an alleged data breach as and if required by applicable law, and reasonable attorneys’ fees. The claimed damages relate to a third-party remote access software product (“Third-Party Software”) used in connection with services provided by S&S to certain Louisiana Parish law enforcement districts and alleged inadequacies in the Company’s cybersecurity practices.
S&S was acquired by the Company in 2018 for an aggregate purchase price of $17 million, including upfront cash consideration and contingent consideration, and provides software and payments services within the Company’s Public Sector vertical to local government agencies almost exclusively in Louisiana.
The Company is also aware of a related investigation led by the U.S. Department of Justice (“DOJ”). The Company has produced documents in response to subpoenas and made employees available for interviews by the government. The Company has cooperated fully and is continuing to cooperate. Based on information available to the Company, the Company believes that the investigation is focused on unauthorized access to certain S&S customers’ internal networks by unknown third parties. Such unauthorized access may have been enabled in part by the Third-Party Software.
The Company is unable to predict the outcome of the DOJ’s investigation or the related litigation. We do not believe that these matters will, individually or in the aggregate, have a material adverse effect on our business or financial condition. We cannot give assurance, however, that these will not have a material effect on our results of operations for the period in which they are resolved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 3, 2021

i3 VERTICALS, INC.

By:	/s/ Clay Whitson
Name:	Clay Whitson
Title:	Chief Financial Officer